BlackRock Total Return V.I. Fund

FILE #811-03290

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
12/6/2007	FNMA	280,000,000	106,550

Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities Inc, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc, Deutsche Bank Securities Inc, Morgan Stanley & Co. Incorporated, UBS Securities LLC

12/18/2008	WACHOVIA CORPORATION	80,000,000	125,000

Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC, Banc of America Securities LLC, Barclays Capital Inc., Cabrera Capital Markets, LLC, Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Goldman, Sachs & Co., Greenwich Capital Markets, Inc, ING Financial Markets LLC, KeyBanc Capital Markets, a division of McDonald Investments Inc., Lehman Brothers Inc., NatCity Investments, Inc., RBC Dain Rauscher Inc., Samuel A. Ramirez & Company, Inc., Sandler O'Neill & Partners, L.P., The Williams Capital Group, L.P., Wells Fargo Securities, LLC

BlackRock Total Return V.I. Fund

FILE #811-03290

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
1/14/2008	Target Corporation	1,250,000,000	2,175,000

Banc of America Securities LLC, Citigroup Global Markets Inc., Lehman Brothers Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., HSBC Securities (USA) Inc., Mitsubishi UFJ Securities International plc, Mizuho Securities USA Inc., Piper Jaffray & Co., Wachovia Capital Markets LLC, Wells Fargo Securities, LLC

1/18/2008	Citigroup Global Markets Inc.	130,000,000	23,000

Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC, Wachovia Capital Markets, LLC, Bank of America Securities LLC, Barclays Capital Inc., Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc., RBC Dain Rauscher Inc., Wells Fargo Securities, LLC

BlackRock Total Return V.I. Fund

FILE #811-03290

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
10/30/08	VERIZON COMMUNICATIONS INC	2,000,000,000	1,450,000

Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC, Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., Barclays Capital Inc., Mitsubishi UFJ Securities International plc, Scotia Capital (USA) Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets Corporation, Wachovia Capital Markets, LLC